                                           CERTIFICATE OF INCORPORATION

                                                                    of

                                                           New RC, Inc.

                                        Pursuant to Section 102 of the General
                                      Corporation Law of the State of Delaware

                       FIRST:          The name of the corporation is New RC, Inc. (hereinafter
referred to as the "Corporation").

                       SECOND:    The address of the registered office of the Corporation in the
State of Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware
19801. The name of the registered agent of the Corporation at such address is The
Corporation Trust Company.

                       THIRD:          The purposes of the Corporation are to hold the voting
securities of other companies and to engage in any other lawful business or activity for which corporations may be incorporated under the General Corporation Law of the State of Delaware. The Corporation shall have all the powers and privileges that are lawful for a corporation to have and exercise under the General Corporation Law of the State of
Delaware.

                       FOURTH:     The total number of shares of stock that the Corporation shall have authority to issue is 100 shares of Common Stock, all of one class, with a par value of $0.01 per share.

                       FIFTH:           The name and mailing address of the sole incorporator of the
Corporation is John Cacomanolis, c/o LeBoeuf, Lamb, Greene & MacRae, L.L.P., 125
W. 55th Street, New York New, York 10019.

                       SIXTH:          The board of directors of the Corporation shall have the
power to adopt, amend or repeal the Bylaws of the Corporation at any meeting at which a quorum is present by the affirmative vote of a majority of the whole board of directors.
Election of directors need not be by written ballot. Any director may be removed at any time with or without cause, and the vacancy resulting from such removal shall be filled, by vote of a majority of the stockholders of the Corporation at a meting called for that purpose or by unanimous consent in writing of the stockholders.

                       SEVENTH:   To the fullest extent permitted by law, no director of the
Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

                       THE UNDERSIGNED has executed this Certificate of Incorporation this ninth day of February, 2001.

                                                                                   JOHN CACOMANOLIS
                                                                         Name: John Cacomanolis
                                                                         Sole Incorporator

       CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

                                                                     OF

                                                           NEW RC, INC.

                      New RC, Inc., a corporation organized and existing under and by virtue of the
General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

                      First:   That, by written consent of the sole director of the Corporation, resolutions were duly adopted setting forth two proposed amendments to the Certificate of Incorporation of the Corporation, declaring such amendments to be advisable and in the best interests of the
Corporation, and directing that such proposed amendments be submitted to the sole stockholder of the Corporation for its consideration. The resolutions setting forth the proposed amendments were as follows:

                      RESOLVED, that the Certificate of Incorporation of the Corporation be amended by deleting therefrom the current Article First and substituting therefor the following new Article
First:

                              FIRST:     The name of the corporation is Pepco Holdings, Inc. (hereinafter the "Corporation").

                      FURTHER RESOLVED, that the Certificate of Incorporation of the Corporation be amended by deleting therefrom the current Article Fourth and substituting therefor the following new Article Fourth:

                              FOURTH:     The total number of shares of stock that the Corporation shall have the authority to issue is 400,000,000 shares of Common Stock, all of one class, par value
$0.01 per share.

                      Second:   That, pursuant to a resolution of the board of directors of the
Corporation, such amendments were submitted to the sole stockholder of the Corporation for its consideration. By written consent of the sole stockholder of the Corporation in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware, all of the
issued and outstanding shares of the capital stock of the Corporation were voted in favor of the amendments.

                      Third:   That such amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

                      IN WITNESS WHEREOF, the Corporation has caused this Certificate of
Amendment to be signed by Dennis R. Wraase, its President, and attested by Ellen Sheriff
Rogers, its Assistant Secretary, this 22nd day of January, 2002.

                                                                                       D.R. WRAASE
                                                                                      Dennis R. Wraase
                                                                                   President and Treasurer

Attest:

      ELLEN SHERIFF ROGERS
Ellen Sheriff Rogers
Assistant Secretary